IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 822.2330	April 30, 2007 Tim Ryan, The Trout Group 646.378.3924

NEOPROBE ANNOUNCES FIRST QUARTER RESULTS
Business Update Provided and Conference Call Scheduled

DUBLIN, OHIO - April 30, 2007 -- Neoprobe Corporation (OTCBB:NEOP - News), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced consolidated results for the first quarter of 2007. First quarter 2007 revenues were $1.74 million compared to $1.79 million for the first quarter of 2006. In addition, Neoprobe reported a net loss of $1.11 million or $0.02 per share for the quarter compared to a loss of $928,000 or $0.02 per share for the comparable period in 2006. Operating expenses decreased to $1.65 million for the first quarter of 2007 from $1.69 million for the first quarter of 2006. The net loss for the first quarter of 2007 included $382,000 in non-cash charges compared to non-cash charges of $397,000 for the first quarter of 2006. Non-cash charges for both periods consisted primarily of the amortization of warrant and debt-issuance costs related to the financing that was completed in December 2004 in addition to depreciation and amortization of fixed and intangible assets.

Brent Larson, Neoprobe’s Vice President, Finance and CFO, said, “Our first quarter 2007 device revenue declined $45,000 from last year’s first quarter sales. Revenue from our new Bluetooth® wireless probes more than offset price declines on our base gamma systems resulting in a net $64,000 increase in gamma device sales revenue for the quarter compared to last year. The increase in gamma device sales was offset by the decline in sales from our blood flow devices which declined to $107,000 for the first quarter of 2007 compared to $214,000 for the first quarter of 2006. Our gross margins from total device sales declined for the first quarter of 2007 to 55% compared to 59% for the same period in the prior year due to a combination of factors including lower margins on sales of Bluetooth probe demonstration units in 2007, a price decline on base systems sold by our partner in Europe and higher than expected production costs on our initial production run of Bluetooth probes. Margins are expected to recover to historical levels for the remainder of the year.”

David Bupp, Neoprobe’s President and CEO, said, “Our operating expenses decreased slightly for the first quarter of 2007 compared to last year as increases in clinical trial costs were offset by decreases in drug manufacturing validation and production activities associated with Lymphoseek®. General and administrative costs also remained steady to slightly down compared to the prior year.”

The following are some of the research and development milestones achieved by Neoprobe so far in 2007:

•	Granted authorization by FDA to commence patient enrollment in two Phase 1 clinical studies to evaluate the safety and efficacy of Lymphoseek in prostate and colon cancers.

•
Achieved and reported positive interim results from the first 40-patient stage of the Phase 2 Lymphoseek trial in breast cancer and melanoma. Lymphoseek identified lymphatic tissue in over 97% of treated patients.

•	Commenced patient enrollment in the second and final 40-patient stage of the Phase 2 Lymphoseek breast cancer and melanoma trial.

•	Reviewed proposed Phase 3 Lymphoseek protocols and clinical development program with prospective clinical investigators at March 2007 Society of Surgical Oncology meeting.

•	Extended the Company’s option agreement with the University of California, San Diego covering the potential use of Lymphoseek as an optical or ultrasound agent.

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NEOPROBE CORPORATION
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•	Filed a chemistry, manufacturing and control (CMC) amendment on Lymphoseek and updated non-clinical study package with FDA in preparation for the next phase of Lymphoseek clinical development program.

“In summary, our device business continues to demonstrate solid overall performance,” Bupp continued. “We continue to expect to complete enrollment in our Lymphoseek Phase 2 clinical trial during the second quarter and believe our overall Lymphoseek development timeline remains consistent with what we have previously disclosed.”

Neoprobe’s President and CEO, David Bupp, and Vice President and CFO, Brent Larson, will provide a business update and discuss the company’s results for the first quarter of 2007 during the conference call scheduled for 4:15PM ET, Tuesday, May 1, 2007. The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:
Date: Time: Toll-free (U.S.) Dial in # : International Dial in # :	May 1, 2007 4:15PM ET 877-407-8033 201-689-8033	Available until: Toll-free (U.S.) Dial in # : International Dial in # : Replay passcodes (both required for playback): Account # : Conference ID # :	May 8, 2007 877-660-6853 201-612-7415 286 240119

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000® line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets:

Cash	$1,977,505	$2,502,655
Other current assets	2,294,204	2,831,088
Intangible assets, net	1,767,627	1,828,517
Other non-current assets	811,247	871,272

Total assets	$6,850,583	$8,033,532

Liabilities and stockholders' deficit:

Current liabilities, including current portion of notes payable	$4,767,100	$3,409,252
Notes payable, long term (net of discounts)	3,372,971	4,862,125
Other liabilities	55,201	60,182
Stockholders' deficit	(1,344,689)	(298,027)

Total liabilities and stockholders' deficit	$6,850,583	$8,033,532

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,	March 31,
	2007	2006
	(unaudited)	(unaudited)

Net sales	$1,743,320	$1,787,918
Cost of goods sold	789,492	737,220
Gross profit	953,828	1,050,698

Operating expenses:
Research and development	863,841	834,183
Selling, general and administrative	782,576	852,483
Total operating expenses	1,646,417	1,686,666

Loss from operations	(692,589)	(635,968)

Interest expense	(442,145)	(356,534)
Other income, net	23,707	64,900

Net loss	$(1,111,027)	$(927,602)

Loss per common share:
Basic	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)

Weighted average shares outstanding:
Basic	59,651,298	58,510,944
Diluted	59,651,298	58,510,944